SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[x]	Soliciting Material Under Rule 14a-12

Cliffs Natural Resources Inc.

(Name of Registrant as Specified In Its Charter)

Casablanca Capital LP

Donald G. Drapkin

Douglas Taylor

Robert P. Fisher, Jr.

Celso Lourenco Goncalves

Patrice E. Merrin

Joseph Rutkowski

Gabriel Stoliar

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.

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[ ]	Fee paid previously with preliminary materials.

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identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On March 6, 2014, Casablanca Capital LP and its affiliates (collectively, "Casablanca") issued by press release and sent a letter (the "March 6 Letter") to representatives of Cliffs Natural Resources Inc. (the "Company") regarding Casablanca's intention to nominate six candidates for election to the board of directors of the Company (the "Board") at the Company's annual meeting of shareholders (the "Annual Meeting"). The March 6 Letter described the decline of the value of the Company's common stock by 80% since July 2011 and discussed Casablanca's strategy for creating value at the Company, among other things. A copy of the press release, which contains the full text of the March 6 Letter, is filed herewith as Exhibit 1.

Also on March 6, 2014, Casablanca posted various soliciting materials to www.FixCliffs.com (the "Website"). Copies of the materials posted to the Website are filed herewith as Exhibit 2. Set forth in Exhibit 3 are excerpts from print and video media referenced on the "Media" page of the Website that either repeat, paraphrase or refer to statements made by Casablanca relating to Casablanca's solicitation of proxies from shareholders of the Company. Other than materials filed herewith, all materials posted to the Website that are required to be filed as soliciting material on Schedule 14A have been previously filed by Casablanca with the Securities and Exchange Commission on Schedule 14A.

Also posted to the Website is a presentation (the "Presentation") setting forth in greater detail the key points addressed by the March 6 Letter. A copy of the Presentation is attached herewith as Exhibit 4.

Also on March 6, 2014, Casablanca filed an amendment to its Schedule 13D ("Amendment No. 2") with respect to the Company that included the following Item 4:

On March 6, 2014, Casablanca sent a letter to representatives of the Issuer indicating Casablanca's intention to nominate six candidates for election to the Board at the Annual Meeting (the "March 6 Letter"). The March 6 Letter discussed the decline of the value of the Issuer's Common Stock by 80% since July 2011 and the Board's role in such decline. In the March 6 Letter, Casablanca also described its strategy for creating value at the Issuer, suggesting that the Issuer (i) refocus on the core U.S. business, (ii) extract value through immediate divestiture of the Issuer's Asia Pacific assets, (iii) address a bloated cost structure, (iv) create second-stage value through a master limited partnership transaction or otherwise, and (v) change its management and Board. Casablanca also issued a press release (the "March 6 Press Release") containing the full text of the March 6 Letter. The foregoing summary of the March 6 Press Release and March 6 Letter is qualified in its entirety by reference to the full text of the March 6 Press Release, which contains the full text of the March 6 Letter, a copy of which is attached hereto as Exhibit 8 and is incorporated by reference herein.

Also on March 6, 2014, Casablanca posted various soliciting materials to www.FixCliffs.com (the "Website"), including a presentation (the "Presentation") to shareholders of the Issuer setting forth in greater detail the key points addressed by the March 6 Letter. The foregoing summary of the Presentation is qualified in its entirety by reference to the full text of the Presentation, a copy of which is attached hereto as Exhibit 9 and is incorporated by reference herein.

In addition, Casablanca filed a preliminary proxy statement with the SEC on March 6, 2014 in connection with its intent to nominate Robert P. Fisher, Jr., Mr. Goncalves, Patrice E. Merrin, Joseph Rutkowski, Gabriel Stoliar and Mr. Taylor to the Board.

CASABLANCA CAPITAL LP, DONALD G. DRAPKIN AND DOUGLAS TAYLOR (COLLECTIVELY, “CASABLANCA") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF CLIFFS NATURAL RESOURCES INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CASABLANCA, ROBERT P. FISHER, JR., CELSO LOURENCO GONCALVES, PATRICE E. MERRIN, JOSEPH RUTKOWSKI AND GABRIEL STOLIAR (COLLECTIVELY, THE "PARTICIPANTS"), WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, OKAPI PARTNERS LLC, CASABLANCA'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720 OR TOLL-FREE AT (877) 274-8654.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY CASABLANCA WITH THE SEC ON MARCH 6, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.